CounterPath Announces Private Placement

VANCOUVER, BC, Canada — August 27, 2015 — CounterPath Corporation (“CounterPath” or the “Company”) (NASDAQ: CPAH) (TSX: CCV), a developer of award-winning over-the-top (OTT) Unified Communications solutions for enterprises and operators, today announced that it intends to complete a non-brokered private placement of up to 4,000,000 units (each, a “Unit”) of the Company at a price of US$0.50 per Unit for total gross proceeds of up to US$2,000,000 (the “Offering”).

Each Unit will consist of one common share and one-half of one common share purchase warrant, with each whole warrant entitling the holder to acquire an additional common share at an exercise price of US$0.75 per common share for a period of two years from the closing date.

The Offering is expected to close on or about September 4, 2015, or as soon as practicable thereafter, and is subject to approval from the Toronto Stock Exchange (TSX).  The net proceeds from the Offering will be used for sales and marketing, working capital and general corporate purposes.

Terry Matthews, the chairman of CounterPath, intends to invest in the Offering along with other existing shareholders.

All of the securities to be issued by the Company in connection with the Offering will be subject to hold periods under Canadian and United States securities laws.  None of the securities to be issued will be registered under the United States Securities Act of 1933, as amended (the “1933 Act”), and none of them may be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the 1933 Act. This press release shall not constitute an offer to sell or a solicitation of an offer to buy nor shall there be any sale of the securities in any State where such offer, solicitation, or sale would be unlawful.

Any participation by insiders in the Offering would be a related party transaction under Multilateral Instrument 61-101 – Protection of Minority Security Holders in Special Transactions (“MI 61-101”) but will be exempt from the formal valuation and minority shareholder approval requirements of MI 61-101 provided that neither the fair market value of the subject matter of the transaction nor the consideration paid will exceed 25% of the Company's market capitalization.

About CounterPath
CounterPath’s SIP-based VoIP softphones are changing the face of telecommunications. An industry and user favorite, Bria softphones for desktop and mobile devices, together with the Company’s server applications and Fixed Mobile Convergence (FMC) solutions, enable service providers, OEMs and enterprises to offer a seamless and unified communications experience across both fixed and mobile networks. Standards-based, cost-effective and reliable, CounterPath’s award-winning solutions power the voice and video calling, messaging, and presence offerings of customers such as Alcatel-Lucent, AT&T, Avaya, BroadSoft, BT, Cisco Systems, GENBAND, Metaswitch Networks, Mitel, NEC, Network Norway, Rogers and Verizon.

For more information about CounterPath’s Bria softphone applications and provisioning solutions, visit: www.counterpath.com/products.

Contacts:
David Karp
Chief Financial Officer
Email: dkarp@counterpath.com
Tel: (604) 628-9364

Steven Hards
Vice President of Investor Relations
Email: shards@counterpath.com
Tel: (604) 637-6498

Forward-looking Statements

This news release contains "forward-looking statements". Statements in this news release which are not purely historical, are forward-looking statements and include any statements regarding beliefs, plans, outlook, expectations or intentions regarding the future such as the following: (1) CounterPath Corporation, a developer of award-winning over-the-top (OTT) Unified Communications solutions for enterprises and operators, today announced that it intends to complete a non-brokered private placement of up to 4,000,000 Units at US$0.50 per Unit for total gross proceeds of up to US$2,000,000; (2) the Offering is expected to close on or about September 4, 2015, or as soon as practicable thereafter, and is subject to approval from the TSX; and (3) the net proceeds received by CounterPath from the Offering will be used for sales and marketing, working capital and general corporate purposes.

The forward-looking statements involve risks and uncertainties. It is important to note that actual outcomes and the Company’s actual results could differ materially from those in such forward-looking statements. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others: (1) lack of cash flow which may affect the Company’s ability to continue to develop its technology and market its products (2) the variability in CounterPath’s sales from reporting period to reporting period due to extended sales cycles as a result of selling CounterPath’s products through channel partners or the length of time of deployment of CounterPath’s products by its customers, (3) the Company’s ability to manage its operating expenses, which may adversely affect its financial condition, (4) a decline in the Company’s stock price or insufficient investor interest in the Company’s securities which may impact on the Company’s ability to raise additional financing as required or cause a delisting from a stock exchange on which our common stock trades, (5) the Company’s ability to remain competitive as other better financed competitors develop and release competitive products, (6) the impact of intellectual property litigation that could materially and adversely affect CounterPath’s business, (7) the success by the Company of the sales of its current and new products, (8) the impact of technology changes on the Company’s products and industry, (9) the failure to develop new and innovative products using the Company’s technologies, (10) the potential dilution to shareholders or overhang on the Company’s share price of its outstanding stock options, or (11) the TSX not approving the Offering.  Readers should also refer to the risk disclosures outlined in the Company’s quarterly reports on Form 10-Q, or in the annual reports on Form 10-K, and the Company’s other disclosure documents filed from time-to-time with the Securities and Exchange Commission at www.sec.gov and the Company’s interim and annual filings and other disclosure documents filed from time-to-time on SEDAR at www.sedar.com. Subject to applicable law, the Company disclaims any obligation to update these forward-looking statements.